EXHIBIT 32.1

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of BSD Software, Inc. (the "Company") on Form 10-QSB for the period ended January 31, 2006 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), each of the undersigned, in the capacities and on the dates indicated below, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

Date: March 14, 2006                 By: /s/ GUY FIETZ
                                         ---------------------------
                                     Name:   Guy Fietz,
                                     Title:  President


                                     By: /s/ GORDON ELLISON
                                         ---------------------------
                                     Name:   Gordon Ellison,
                                     Title   Chief Financial Officer


A signed original of this written statement required by Section 906, or other document authentications, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to BSD Software, Inc. and will be retained by BSD Software, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.